                                                                     EXHIBIT 1.1



                                                      Draft of November 11, 1997





                                3,000,000 SHARES


                       AMERICAN PHYSICIAN PARTNERS, INC.

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT


                                                                          , 1997



SMITH BARNEY INC.
BANCAMERICA ROBERTSON STEPHENS
COWEN & COMPANY
PIPER JAFFRAY INC.
  As Representatives of the Several Underwriters
c/o  SMITH BARNEY INC.
     388 Greenwich Street
     New York, New York 10013

Dear Sirs:


                 American Physician Partners, Inc., a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 3,000,000 shares (the "Firm Shares") of its common stock, par value $0.0001 per share (the "Common Stock"), to the several Underwriters named in Schedule I hereto (the "Underwriters"). In addition, solely for the purpose of covering over-allotments, the Company proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 450,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."


                 Concurrently with the closing of the transactions contemplated hereby, the Company will acquire certain tangible and intangible assets, and assume certain liabilities, of seven radiology practices (the "Founding Affiliated Practices") located in California, Kansas, Maryland, New York and Texas (the "Reorganizations").

                 The Company wishes to confirm as follows its agreement with you (the "Representatives") and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

         1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder

(collectively, the "Act"), a registration statement on Form S-1 under the Act (the "registration statement"), including a prospectus subject to completion, relating to the Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits) as amended at the time it becomes effective or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement relating to the offering of the Shares is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an "Abbreviated Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Abbreviated Registration Statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

         2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not
jointly, to purchase from the Company, at a purchase price of $       per share
(the "purchase price per share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof). The foregoing notwithstanding, the purchase price per share with respect to any Shares sold
by the Underwriters to GE Capital Corporation shall be $         .


                 The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 p.m., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 450,000 Additional Shares from the Company. Additional Shares may be purchased solely to cover over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the aggregate number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.




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
         3. TERMS OF PUBLIC OFFERING. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

         4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, at 10:00
A.M., New York City time, on           , 1997 (the "Closing Date").  The place
of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

                 Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Additional Shares may be varied by agreement between you and the Company.

                 Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request by written notice, it being understood that a facsimile transmission shall be deemed written notice, prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds.

         5. AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters as follows:

                 (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto or any Abbreviated Registration Statement to be declared or, in the case of an Abbreviated Registration Statement, to become effective before the offering of the Shares may commence, the Company will endeavor to cause the registration statement or such post-effective amendment or Abbreviated Registration Statement to be declared or become effective, as the case may be, as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the registration statement or such post-effective amendment or Abbreviated Registration Statement has become effective.

                 (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the registration statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or





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the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                 (c) The Company will furnish to you, without charge, five signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement and will also furnish to you, without charge, such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request.

                 (d) The Company will not (i) file any amendment to the registration statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised or (ii) so long as, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

                 (e) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter request, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

                 (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or its counsel or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is





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
necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto and will expeditiously furnish copies thereof to the Underwriters and dealers in such quantities as you shall request. In the event that the Company and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                 (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                 (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

                 (i) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may reasonably request.

                 (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof), or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

                 (k) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth under the caption "Use of Proceeds" in the Prospectus.

                 (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

                 (m) The Company will not (and will not announce or otherwise disclose any intention to) offer to sell, contract to sell, sell or otherwise transfer or dispose of, or grant any option or warrant to purchase, any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) for a period of 180 days after the date of the Prospectus (the "Lock-up Period") without the prior written consent of Smith Barney Inc. except for (i) the sale of the Shares





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to the Underwriters pursuant to this Agreement, (ii) the issuance of shares of Common Stock in connection with the Reorganizations, (iii) the issuance of shares of Common Stock upon exercise of options or warrants disclosed to be outstanding in the Prospectus, (iv) the grant pursuant to stock option plans described in the Prospectus of stock options not exercisable during the Lock-up Period and (v) the issuance of shares of Common Stock in connection with acquisitions of radiology practices and/or imaging centers, provided, that the recipients thereof agree to the same restrictions on transfer and disposal as the officers and directors of the Company agree to pursuant to Section 5(n) hereof for the remainder of the Lock-up Period. In addition, without the prior written consent of Smith Barney Inc., the Company will enforce (and will not waive) during the Lock-up Period its agreements with persons receiving Common Stock in connection with the Reorganizations, the holders of the Company's 6% Convertible Promissory Notes (the "Convertible Notes") and certain other persons holding, in the aggregate, 2,000,000 shares of Common Stock pursuant to which all of such persons have agreed to restrictions on the resale of Common Stock and, in the case of holders of the Convertible Notes, Convertible Notes held by such persons, as contemplated in the Prospectus.

                 (n) The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its current officers and directors and each of its stockholders designated by you.

                 (o) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                 (p) The Company will use its best efforts to have the Common Stock approved for quotation on The Nasdaq Stock Market's National Market prior to or concurrently with the effectiveness of the registration statement.

                 (q) The Company will call the Convertible Notes for redemption as soon as practicable following the date of the Prospectus.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

                 (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

                 (b) The registration statement in the form in which it first became or becomes effective, and also in such form as it may be when any post-effective amendment thereto or any Abbreviated Registration Statement shall become effective, and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use therein.





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
                 (c) All the outstanding shares of capital stock of the Company and all the shares of Common Stock to be issued by the Company in connection with the Reorganizations have been duly authorized and have been or, when issued in connection with the Reorganizations, will have been validly issued, are or, when issued in connection with the Reorganizations, will be fully paid and nonassessable, are or, when issued in connection with the Reorganizations, will be free of any preemptive or similar rights (other than such rights as shall terminate upon completion of, and be inapplicable to, the offering contemplated hereby) and have been or, when issued in connection with the Reorganizations, will have been issued and sold in compliance with all federal and state securities laws. The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights. The capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement and the Prospectus.

                 (d) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as defined herein), taken as a whole (a "Material Adverse Effect").

                 (e) All of the Company's subsidiaries (collectively the "Subsidiaries") are listed in an exhibit to the Registration Statement and are referred to herein individually as a "Subsidiary" and collectively as the "Subsidiaries." Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration, except where the failure so to register or qualify would not have a Material Adverse Effect. All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are wholly-owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto) and except for the shares or interests pledged as security in connection with that certain credit agreement among the Company, the Subsidiaries and GE Capital Corporation (the "Credit Facility").

                 (f) Each Founding Affiliated Practice is a corporation, partnership, professional association or limited liability company duly organized, validly existing and in good standing in the jurisdiction of its organization, with such legal power and authority as is necessary to own, lease and operate its properties and to conduct its business as presently conducted and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not have a Material Adverse Effect.

                 (g) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company, any of the Subsidiaries or any of the Founding Affiliated Practices, or to which the Company, any of the Subsidiaries or any of the Founding Affiliated Practices, or any of their respective properties is subject, that are required to be described in the





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
Registration Statement or the Prospectus but are not described as required. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act. Neither the Company, any of the Subsidiaries, nor any of the Founding Affiliated Practices is involved in any strike or labor dispute, and to the Company's knowledge no such action or dispute is threatened.

                 (h) Except for such violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect or a material adverse effect on the ability of the Company and/or the Founding Affiliated Practices to consummate the transactions contemplated hereby or the Reorganizations (a "Material Transactional Effect"), neither the Company, nor any of the Subsidiaries or Founding Affiliated Practices is (i) in violation of its certificate of incorporation or by-laws or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, any of the Subsidiaries or any of the Founding Affiliated Practices or of any decree of any court or governmental agency or body having jurisdiction over the Company, any of the Subsidiaries or any of the Founding Affiliated Practices, or (ii) in default in any respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company, any of the Subsidiaries or any of the Founding Affiliated Practices is a party or by which any of them or any of their respective properties may be bound.

                 (i) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby nor consummation of the Reorganizations (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act, all of which have been or will be effected in accordance with this Agreement, compliance with the securities or Blue Sky laws of various jurisdictions, and except such as were required to have been, and have or will have been, effected in connection with the Reorganizations, including, without limitation, the filing of the related merger certificates and the registration of the shares of Common Stock issuable in connection with the Reorganizations under the Act) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws, or other organizational documents, of the Company, any of the Subsidiaries or any of the Founding Affiliated Practices, (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any indenture, bond, note, lease or other agreement or instrument to which the Company, any of the Subsidiaries or any of the Founding Affiliated Practices is a party or by which the Company, any of the Subsidiaries or any of the Founding Affiliated Practices or any of their respective properties may be bound, (iii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company, any of the Subsidiaries or any of the Founding Affiliated Practices or any of their respective properties, or (iv) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of the Subsidiaries or any of the Founding Affiliated Practices pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their respective property or assets is subject, except, in the case of clauses (ii), (iii) or (iv) of this paragraph (i), for any such conflicts, breaches, defaults, violations or liens or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect or a Material Transactional Effect.





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
                 (j) The accountants, Arthur Andersen LLP and DeJoy, Knauf & Blood LLP, who have certified or shall certify the financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act.

                 (k) The financial statements, together with the related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), comply in all material respects with the requirements of the Act and present fairly the consolidated financial position, results of operations and changes in stockholders' equity and cash flows of the Company, and the financial position, results of operations and changes in stockholders' equity and cash flows of each of the Founding Affiliated Practices, on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the pro forma financial information included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) has been prepared in accordance with the applicable published rules and regulations of the Commission with respect to pro forma financial information and the assumptions used in preparing such information are reasonable; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Founding Affiliated Practices.

                 (l) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                 (m) Each Agreement and Plan of Reorganization and Merger and each Agreement and Plan of Exchange relating to the Reorganizations (collectively, the "Reorganization Agreements") has been duly authorized, executed and delivered by each party thereto, and constitutes the legal, valid and binding agreement of each party thereto, enforceable against each party thereto in accordance with its terms, subject to the qualification that the enforceability of each party's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles. Each Service Agreement being entered into by the Company or any Subsidiary with the Founding Affiliated Practices in connection with the Reorganizations (collectively, the "Service Agreements") has been duly authorized by each party thereto and when executed and delivered by each party thereto, each such Service Agreement will be enforceable against each party thereto in accordance with its terms, subject to the qualification that the enforceability of each party's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                 (n) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company, any of the Subsidiaries, nor any of the Founding Affiliated Practices has incurred any liability or obligation, direct or contingent, or entered into any transaction that is material to the Company and the Subsidiaries, taken as a whole, and there has not been any material change in the capital stock, or material increase in the consolidated short-term or long-term debt, of the Company and the Subsidiaries or the Founding Affiliated Practices (other than as contemplated by the Registration Statement and the Prospectus in connection with the Reorganizations), or any material adverse change, or any development involving or which may reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, or any Founding Affiliated Practice.

                 (o) The Company and each Subsidiary and Founding Affiliated Practice has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus and except for such liens, claims, security interests or other encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect. All the property described in the Prospectus as being held under lease by the Company, any of the Subsidiaries or any of the Founding Affiliated Practices is held by it under valid, subsisting and enforceable leases.

                 (p) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act and state securities or Blue Sky laws.

                 (q) The Company and each Subsidiary and Founding Affiliated Practice has such permits, licenses, franchises, authorizations and clearances ("Permits") of governmental or regulatory authorities as are necessary to own, lease and operate its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except where the failure to have such Permits would not, individually or in the aggregate, have a Material Adverse Effect; the Company and each of the Subsidiaries and, to the Company's knowledge, the Founding Affiliated Practices has fulfilled and performed all its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any Permit, subject in each case to such qualification as may be set forth in the Prospectus. Except as described in the Prospectus, none of the Permits contains any restriction that is materially burdensome to the Company, any of the Subsidiaries, or any of the Founding Affiliated Practices.

                 (r) Except as described in the Prospectus and except as would not individually or in the aggregate have a Material Adverse Effect, the properties, assets and operations of each of the Company, the Subsidiaries and the Founding Affiliated Practices are in compliance with all applicable federal, state, local and foreign laws (including, without limitation, common law), rules and regulations, orders, decrees, judgments, permits and licenses relating to worker health and safety, and to the protection and clean-up of the natural environment and to the protection or preservation of natural resources, including, without limitation, those relating to the processing, manufacturing, generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"). With respect to such properties, assets and operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company, the Subsidiaries or the Founding Affiliated Practices of which the Company is aware that may interfere with or prevent compliance or continued compliance with applicable Environmental Laws or otherwise result in liability to the Company, the Subsidiaries or any of the Founding Affiliated Practices pursuant to applicable Environmental Laws. Except as described in the Prospectus and except as would not individually or in the aggregate have a Material Adverse Effect, (A) to the Company's knowledge, none of the Company or any of the Subsidiaries or the Founding Affiliated Practices is the subject of any federal, state, local or foreign investigation pursuant to Environmental Laws, (B) none of the Company or any of the Subsidiaries or the Founding Affiliated Practices has received any written notice or claim pursuant to Environmental Laws and (C) there are no pending, or, to the knowledge of the Company, threatened actions, suits or proceedings against the Company or any of the Subsidiaries or the Founding Affiliated Practices or their properties, assets or operations, in connection with any Environmental Laws. The term "hazardous materials" shall mean those substances that are regulated by or pursuant to any applicable Environmental Laws.

                 (s) Each of the Company, the Subsidiaries and the Founding Affiliated Practices is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the business in which it is engaged. All policies of insurance insuring the Company, each of the Subsidiaries and the Founding Affiliated Practices or their respective business, assets, employees, officers and directors are in full force and effect, and the Company and each of the Subsidiaries and Founding Affiliated Practices is in compliance with the terms of such policies in all material respects. There are no claims by the Company or any of the Subsidiaries or the Founding Affiliated Practices under any such policy or instrument as to which any insurance company has informed the Company, any of the Subsidiaries or any of the Founding Affiliated Practices that it is denying liability or defending under a reservation of rights clause, except for any such claims which if adversely decided would not, individually or in the aggregate, have a Material Adverse Effect.

                 (t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (u) Neither the Company, any of the Subsidiaries, nor, to the Company's knowledge, any of the Founding Affiliated Practices or any employee or agent of the Company, any of the Subsidiaries, or any of the Founding Affiliated Practices has made any payment of funds of the Company, any of the Subsidiaries, or any of the Founding Affiliated Practices or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                 (v) There are no material Medicare or Medicaid recoupments or recoupments of any third-party payor being sought, requested or claimed, or to the Company's knowledge, threatened against the Company, any of the Subsidiaries or any of the Founding Affiliated Practices.

                 (w) Each of the Company, the Subsidiaries and the Founding Affiliated Practices has filed all federal, state, local and foreign tax returns and tax forms required to be filed, such returns and forms are complete and correct in all material respects, and all taxes shown by such returns or otherwise assessed that are due or payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. All payroll withholdings required to be made by the Company or any of the Subsidiaries or Founding Affiliated Practices with respect to employees have been made. The charges, accruals and reserves on the books of the Company, the Subsidiaries and the Founding Affiliated Practices in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes. There have been no tax deficiencies asserted and, to the knowledge of the Company, no tax deficiency might be reasonably asserted or threatened against the Company, any of the Subsidiaries or any of the Founding Affiliated Practices that could, individually or in the aggregate, have a Material Adverse Effect.

                 (x) No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the registration statement or the consummation of the transactions contemplated by this Agreement and, except as disclosed in the Prospectus, no person has the right to require registration under the Act of any shares of Common Stock or other securities of the Company. No person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any of the Shares. Except as described in or contemplated by the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any of the Subsidiaries or any security convertible into or exchangeable or exercisable for capital stock of the Company or any of the Subsidiaries.

                 (y) The Company and each Subsidiary and Founding Affiliated Practice owns or possesses all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of, or material to, their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of the Subsidiaries or Founding Affiliated Practices with respect to the foregoing.

                 (z) The Company is not, and, upon the sale of the Shares to be issued and sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 The foregoing representations and warranties are made with respect to the state of affairs of the Company, the Subsidiaries and the Founding Affiliated Practices both prior to and after giving effect to the Reorganizations.

         7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of such Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of Shares by such Underwriter to any person if (i) a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus and (ii) the Company delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

                 (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the Company, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any Underwriter and any such controlling person, to the extent provided in the preceding paragraph, from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                 (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing to the Company by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

                 (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company and the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

                 (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                 (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

         8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

                 (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto or an Abbreviated Registration Statement to be declared or become effective before the offering of the Shares may commence, the registration statement or such post-effective amendment or Abbreviated Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made.

                 (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth, or results of operations of the Company or any of the Subsidiaries or Founding Affiliated Practices not contemplated by the Prospectus, which in your opinion, as Representatives of the several Underwriters, would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any of the Subsidiaries or Founding Affiliated Practices, or any officer or director of the Company or any of the Subsidiaries or Founding Affiliated Practices, which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially, adversely affect the market for the Shares.

                 (c) You shall have received on the Closing Date an opinion of Brobeck, Phleger & Harrison LLP, counsel for the Company in connection with the offering of the Shares, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

                          (i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority required to own and lease its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing would not have a Material Adverse Effect;

                          (ii) the authorized capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus, and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description contained in the Prospectus under the caption "Description of Capital Stock";

                          (iii) all of the shares of capital stock of the Company outstanding prior to the issuance of the Shares and all of the shares of Common Stock being issued by the Company in connection with the Reorganizations have been duly authorized and have been or, when issued in connection with the Reorganizations, will have been validly issued, fully paid and nonassessable and have been or, when issued in connection with the Reorganizations, will have been registered in accordance with, or issued and sold pursuant to exemptions from, federal and state securities laws, respectively;

                          (iv) the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and (A) free of any statutory preemptive rights arising under the Company's certificate of incorporation or Delaware Law or (B) to the knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any shares of capital stock of the Company upon the issuance and sale of the Shares by the Company;

                          (v) the form of certificate for the Shares conforms to the requirements of Delaware Law;

                          (vi) the Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b);

                          (vii) the Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles;

                          (viii) to the knowledge of such counsel, the Company is not in violation of its certificate of incorporation or bylaws, or other organizational documents, or in default in the performance of any material obligation, agreement or condition contained in any indenture, bond, note, lease or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound that is filed as an exhibit to the Registration Statement;

                          (ix) neither the offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, compliance by the Company with the applicable provisions hereof, nor consummation by the Company of the transactions contemplated hereby, conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws, or other organizational documents, of the Company or any indenture, bond, note, lease or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound that is filed as an exhibit to the Registration Statement, or to the knowledge of such counsel will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, nor will any such action result in any violation of any existing federal law, regulation, ruling (assuming compliance with all applicable state securities or Blue Sky laws in connection with the offering of the Shares), judgment, injunction, order or decree known to us and applicable to the Company or any of its properties;

                          (x) no consent, approval, authorization or other order of, or registration or filing with, any federal or state court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Act and the Exchange Act or such as may be required under the securities or Blue Sky laws of various jurisdictions in connection with the offering of the Shares or by the Nasdaq National Market relating to the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters as contemplated by this Agreement;

                          (xi) the Registration Statement and the Prospectus (except with respect to the financial statements and the notes thereto, and the schedules and other financial and statistical data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

                          (xii) to the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against the Company or any Subsidiary, or to which the Company or any Subsidiary or any of their properties is subject, which are required to be described in the Registration Statement or Prospectus that are not described as required and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be;

                          (xiii) to the knowledge of such counsel, the Company is not in violation of any federal, or state law, ordinance, administrative or government rule or regulation applicable to it, or of any decree of any court or governmental agency or body having jurisdiction over it, (except with respect to any federal or state health care law, rule or regulation, which matters are being covered by a separate opinion pursuant to paragraph (e) below);

                          (xiv) except as described in or contemplated by the Prospectus, such counsel knows of no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company; except as described in the Prospectus, such counsel does not know of any holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement; and, except as described in the Prospectus, such counsel does not know of any holder of any securities of the Company or any other person who has the right, as a result of the filing of the Registration Statement, to require the Company to register under the Act any shares of Common Stock or other securities of the Company;

                          (xv) to the knowledge of such counsel, the properties, assets and operations of the Company and each of the Subsidiaries are in compliance with all applicable Environmental Laws, except as would not individually or in the aggregate have a Material Adverse Effect, and, with respect to such properties, assets and operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or the Subsidiaries of which such counsel is aware that may interfere with or prevent compliance or continued compliance with applicable Environmental Laws or otherwise result in liability to the Company or the Subsidiaries pursuant to applicable Environmental Laws; except as described in the Prospectus and except as would not individually or in the aggregate have a Material Adverse Effect, neither the Company nor any Subsidiary is the subject of any federal, state, local or foreign investigation pursuant to Environmental Laws, neither the Company nor any Subsidiary has received any written notice or claim pursuant to Environmental Laws and there are no pending or threatened actions, suits or proceedings against the Company or any of the Subsidiaries or their properties, assets or operations, in connection with any Environmental Laws;

                          (xvi) the statements in the Registration Statement and Prospectus under the captions "Risk Factors -- Uncertainty Regarding the Enforceability of Noncompetition Provisions," "Risk Factors -- Government Regulation," "Risk Factors -- Reimbursement Trends and Cost Containment," "Risk Factors -- Potential Liability and Insurance; Legal Proceedings," "Risk Factors -- Shares Eligible for Future Sale," "Business -- Government Regulation and Supervision," "Business -- Legal Proceedings," "Management -- Stock Option Plan," "Description of Capital Stock" and "Shares Eligible for Future Sale," insofar as they refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information purported to be shown; and

                          (xvii) upon the sale of the Shares and application of the net proceeds as contemplated by the Prospectus, the Company will not be an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         In addition, such counsel shall state that although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused it to believe that the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the state-ments therein not misleading, or that the Prospectus, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that any amendment or supplement to the Prospectus, as of its date, and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

         In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the federal laws of the United States, the States of Texas and New York and the corporation law of the State of Delaware, provided, however that (1) each such local counsel is acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance, satisfactory to them and counsel for the Underwriters and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon. The opinion rendered by counsel pursuant to this clause (c) on the Closing Date shall specify that the opinion speaks as to the state of affairs regarding the Company and the Subsidiaries as of the date of the opinion both prior to and after giving effect to the Reorganizations.

                 (d) You shall have received on the Closing Date an opinion of McDermott, Will & Emery, counsel for the Company in connection with the Reorganizations, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

                          (i) each Subsidiary is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the corporate power and authority required to own and lease its properties and to conduct its business as is presently conducted as described in the Registration Statement and the Prospectus; each Subsidiary is duly registered and qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where failure so to register or qualify or to be in good standing would not have a Material Adverse Effect; and all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any perfected security interest or, to the knowledge of such counsel, any other lien, adverse claim, equity or other encumbrance except as disclosed in the Registration Statement and the Prospectus and except for the shares or interest pledged as security in connection with the Credit Facility;

                          (ii) to the knowledge of such counsel, none of the Subsidiaries is in violation of its certificate of incorporation or bylaws, or other organizational documents, or in default in the performance of any material obligation, agreement or condition contained in any indenture, bond, note, lease or other agreement or instrument to which either the Company or any Subsidiary is a party and which is set forth as an exhibit to the Registration Statement (the "Applicable Contracts");

                          (iii) to the knowledge of such counsel, none of the Subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to it ("Applicable Laws") or of any order or decree of any governmental agency or body having jurisdiction over it and identified in the disclosure schedules to the Agreements and Plans of Reorganization relating to the Reorganizations ("Applicable Orders") (except with respect to any federal or state health care law, rule or regulation, as to which such counsel need not express any opinion and which matters are being covered by paragraph
         (e) below);

                          (iv) the Company and each Subsidiary has the corporate power and corporate authority to execute, deliver and perform all of its obligations under each Agreement and Plan of Reorganization, Agreement and Plan of Exchange and Service Agreement entered into in connection with the Reorganizations (the "Transaction Documents") and to which it is a party. The execution and delivery of each of the Transaction Documents and the consummation by the Company and/or any such Subsidiary of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and/or any such Subsidiary. The Transaction Documents to which the Company and/or any Subsidiary is a party have each been duly executed and delivered by the Company and/or any such Subsidiary;

                          (v) each Transaction Document to which the Company and/or any Subsidiary is a party constitutes the valid and binding obligation of the Company and/or any such Subsidiary, enforceable against the Company and/or any such Subsidiary in accordance with its terms subject to the following qualifications: (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and (ii) no opinion need be expressed as to the enforceability of any rights to contribution or indemnification provided for in the Transaction Documents which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

                          (vi) the execution, delivery and performance by the Company and/or any Subsidiary of the Transaction Documents and performance by the Company and/or any Subsidiary of its obligations under the Transaction Documents, each in accordance with its terms, does not (i) conflict with the certificate of incorporation or bylaws of the Company and/or any such Subsidiary, (ii) constitute a material breach of, or result in a material default under, any term or provision of any Applicable Contract or (iii) to the knowledge of such counsel, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary (other than the Credit Facility);

                          (vii)   neither the execution, delivery or
         performance by the Company and/or any Subsidiary of the Transaction Documents nor the compliance by the Company and/or any such Subsidiary with the terms and provisions thereof will contravene any provision of any Applicable Law; and

                          (viii)  neither the execution, delivery or
         performance by the Company and/or any Subsidiary of its obligations under the Transaction Documents nor compliance by the Company and/or any such Subsidiary with the terms thereof will contravene any Applicable Order.

                 (e) You shall received on the Closing Date a reasoned opinion of Brobeck, Phleger & Harrison LLP, special health care counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

                          (i) to the knowledge of such counsel, the Company and each Subsidiary has all Permits as are required to be obtained by the Company and each Subsidiary under federal and applicable California, New York, Texas, Kansas and Maryland state health care laws (collectively, the "Applicable Permits") in order to own, lease and operate its properties and conduct its business as described in the Prospectus, except where the failure to have any such Applicable Permit would not individually or in the aggregate have a material adverse effect on the business of the Company and its Subsidiaries taken as a whole;

                          (ii) to the knowledge of such counsel, there are no proceedings, pending or threatened, against the Company or any Subsidiary that may cause any Applicable Permit to be revoked, withdrawn, cancelled, suspended or not renewed, except where such revocation, withdrawal, cancellation, suspension or nonrenewal, would not individually or in the aggregate have a material adverse effect on the business of the Company and the Subsidiaries taken as a whole;

                          (iii) to the knowledge of such counsel and subject to such qualifications as may be set forth therein with respect to anti-kickback laws, the Company's and each Subsidiary's business practices as described in the Prospectus do not violate in any material respect any applicable provisions of applicable federal and California, New York, Texas, Kansas and Maryland state laws governing the Medicare and/or Medicaid Programs;

                          (iv)    to the knowledge of such counsel, no
         individual with an ownership or control interest, as defined in 42 U.S.C. Section 1320a-3(a)(3), in the Company or any Subsidiary, or any managing employee of the Company or any Subsidiary, as defined in 42 U.S.C. Section 1320a-5(b), is a person described in 42 U.S.C. Section 1320a-7(b)(8)(B); and

                          (v) to the knowledge of such counsel and subject to such qualifications as may be set forth therein with respect to anti-kickback laws, the Company and each Subsidiary's business practices do not violate in any material respect any applicable provisions of California, New York, Texas, Kansas or Maryland state laws regarding physician ownership of (or financial relationship with) and referral to entities providing health care goods or services, or laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provision of health care goods or services.

                 (f) With respect to each Founding Affiliated Practice, you shall have received on the Closing Date a letter from counsel for such Founding Affiliated Practice, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, authorizing your reliance on the legal opinion delivered to the Company by such counsel pursuant to the Reorganization Agreement with respect to such Founding Affiliated Practice (a copy of which opinion shall be attached to such letter) as if such opinion were addressed to you.

                 (g) You shall have received on the Closing Date an opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to the matters referred to in clauses (iv) (other than subclause (B) thereof), (vi), (vii), (xi) and the penultimate paragraph of
Section 8(c) hereof and such other related matters as you may request.

                 (h) You shall have received letters addressed to you and dated the date hereof and the Closing Date from Arthur Andersen LLP and DeJoy, Knauf & Blood LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

                 (i)(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, contemplated by the Commission at or prior to the Closing Date and any request of the Commission for additional information (to be included in the registration statement or the prospectus or otherwise) shall have been complied with; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company and the Subsidiaries, taken as a whole, or of any of the Founding Affiliated Practices from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, or of any of the Founding Affiliated Practices;
(iv) neither the Company nor any of the Subsidiaries or Founding Affiliated Practices shall have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, or to any Founding Affiliated Practice other than those reflected in or contemplated by the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), as to the matters set forth in this Section 8(i) and in Sections 8(j), (k) and (n) hereof.

                 (j) The Company shall not have failed in any material respect at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                 (k) The Reorganizations shall have been consummated as of the Closing Date on substantially the terms set forth in the Registration Statement.

                 (l) The Shares shall have been approved for quotation subject to notice of issuance on The Nasdaq Stock Market's National Market.

                 (m) The Company, the Subsidiaries and the Founding Affiliated Practices shall not have received notices of termination relating to contracts with their respective payors, vendors, customers or other parties, the termination of which, individually or in the aggregate, would have a Material Adverse Effect.

                 (n) The Company shall have entered into a $115 million credit facility with GE Capital Corporation.

                 (o) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you, as Representatives of the several Underwriters, and counsel for the Underwriters.

         Any certificate or document signed by any officer of the Company and delivered to you, as Representatives of the several Underwriters, or to counsel for the Underwriters, shall be deemed a representation or warranty by the Company to each Underwriter as to the statements made therein.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (i) and paragraph (o) shall be dated the Option Closing Date in question and the opinions and letters called for by paragraphs (c) through (g) shall be revised to reflect the sale of Additional Shares.

     9. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the offering of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the Blue Sky Memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Common Stock under the Exchange Act and the listing of the Shares on the Nasdaq National Market; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the Blue Sky Memorandum and such registration and qualification); (vii) the filing fees and the reasonable fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc. in connection with the offering; (viii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) the performance by the Company of its other obligations under this Agreement.

     10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto or an Abbreviated Registration Statement to be declared or become effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission or such Abbreviated Registration Statement has, pursuant to the provisions of Rule 462 under the Act, become effective. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company.

             If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting Underwriter or Underwriters agreed, but failed or refused, to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter agreed, but failed or refused, to purchase.

             Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

     11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     12. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover page and the statements in the first, third and eighth paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

     13. MISCELLANEOUS. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 2301 NationsBank Plaza, 901 Main Street, Dallas, TX 75202-3721,
Attention: Gregory L. Solomon, President and Chief Executive Officer, with a copy to Brobeck, Phleger & Harrison LLP, 4675 MacArthur Court, Suite 1000, Newport Beach, CA 92660, Attention: Richard A. Fink, Esq.; or (ii) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division, with a copy to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, Attention: Frederick W. Kanner, Esq.

             This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors, its officers who sign the Registration Statement and the controlling persons referred to in Section 7 hereof and, to the extent provided herein, their respective successors and assigns and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

     14. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

             This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

             Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.


                                       Very truly yours,

                                       AMERICAN PHYSICIAN PARTNERS, INC.



                                       By:
                                          -------------------------------------
                                          Gregory L. Solomon
                                          President and Chief Executive Officer



Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

SMITH BARNEY INC.
BANCAMERICA ROBERTSON STEPHENS
COWEN & COMPANY
PIPER JAFFRAY INC.

 As Representatives of the Several Underwriters

By: SMITH BARNEY INC.



By:
   --------------------------------------------
   Managing Director

                                   SCHEDULE I


                       AMERICAN PHYSICIAN PARTNERS, INC.



                                                                                       Number of
Underwriter                                                                           Firm Shares
-----------                                                                           -----------
Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
BancAmerica Robertson Stephens  . . . . . . . . . . . . . . . . . . . . . .
Cowen & Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Piper Jaffray Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                        ---------
                 Total  . . . . . . . . . . . . . . . . . . . . . . . . . .             3,000,000
                                                                                        =========